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                                                                   EXHIBIT 10.14

                [LETTERHEAD OF CONCENTRIC NETWORK CORPORATION]

September 12, 1996

StreamLogic Corporation
21329 Nordhoff Street
Chatsworth, CA 91311

Re: Transfer of Series D Preferred Stock
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Ladies and Gentlemen:

In accordance with Section 8.7 of that certain Series D Preferred Stock Purchase Agreement, dated as of August 21, 1996, among Concentric Network Corporation ("Concentric"), Sattel Communications LLC ("Sattel") and other parties listed on Schedule A thereto (the "Purchase Agreement"), Concentric hereby consents to the assignment by Sattel to StreamLogic Corporation ("StreamLogic") of all of Sattel's rights, title and interest under and in the Purchase Agreement and that certain Amended and Restated Registration Rights Agreement, dated as of August 21, 1996, among Concentric, Sattel and the other parties listed on the signature pages and Schedules I, II, and III thereto (the "Registration Rights Agreement"), in each case with respect to 1,838,235 shares (the "Shares") of Concentric Series D Preferred Stock sold by Sattel to StreamLogic. Concentric acknowledges and agrees that StreamLogic shall be entitled to all of the rights and benefits granted to the Purchasers (as defined in the Purchase Agreement) and to the Series D Holders (as defined in the Registration Rights Agreement) with respect to the Shares and shall be treated as an original holder of Series D Preferred Stock for all purposes under the Purchase Agreement and the Registration Rights Agreement.

By: /s/ Michael F. Anthofer
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Michael F. Anthofer
Vice President and CFO